                                Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-112018, 333-136249 and 333-147929) and Form S-8 (No.’s 333-283851, 333-280358, 333-277807, 333-275611, 333-264897, 333-261121, 333-258578, 333-245808, 333-234676, 333-229495, 333-224059, 333-219573, 333-194590, 333-168945, 333-159850, 333-147572, 333-34230) of LivePerson, Inc. of our report dated March 14, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

New York, New York
March 14, 2025